                                                            Exhibit 10(viii)




                                  BORDEN, INC.

                      EXECUTIVES SUPPLEMENTAL PENSION PLAN

                  Amended and Restated as of December 9, 1993






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                                    FOREWORD

Effective as of January 30, 1973, Borden, Inc. adopted the Borden, Inc. Executives Supplemental Pension Plan (the "Plan") for the benefit of certain of its executives. The Plan has been amended from time to time thereafter.

Effective as of January 1, 1988, January 1, 1989 and December 9, 1993 the Plan has been further amended, and has been restated herein.

The purposes of the Plan as amended and restated January 1, 1988 are (a) to provide retired participants and their joint annuitants and beneficiaries under the Borden, Inc. Employees Retirement Income Plan ("Borden ERIP") with the amount of retirement income that is not provided under the Borden ERIP by reason of the participant having been granted a deferred award under the Management Incentive Plan and having elected to defer compensation under this Plan, (b) to permit Executive Employees' and certain other managerial employees to elect to have payment of a portion of current compensation deferred until a later year and to provide a "matching credit" with respect to all or a portion of such deferred compensation, and (c) to provide retired participants and their joint annuitants and beneficiaries under the Borden ERIP with the amount of retirement income that is not provided under the Borden ERIP by reason of the limit on recognized compensation required by Section 401(a)(17) of the Internal Revenue Code.

It is intended that the Plan be a deferred compensation plan for "a select group of management or highly compensated employees," as that term is used in the Employee Retirement Income Security Act of 1974.

Except to the extent otherwise indicated, and except to the extent otherwise inappropriate, the Borden ERIP and the Borden RSP, and the provisions thereof, hereby are incorporated by reference.





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                                  SECTION ONE
                                  -----------

                                  Definitions
                                  -----------


1.1 Except to the extent otherwise indicated herein, and except to the extent otherwise inappropriate in the context, the definitions contained in Section A1 of the Borden ERIP are applicable under the Plan.

1.2 "Accrued Regular Benefit" means the amount of retirement income payable to or with respect to a participant on termination of employment, or earlier date requiring payment under this Plan, under the ERIP and Borden Excess Benefits Plan.

1.3 "Accrued Supplemental Benefit" means the excess, if any, of (i) the retirement income payable to or with respect to a participant under the Borden ERIP and Borden Excess Benefits Plan (to the extent applicable) which would have been accrued by the participant had the amount of deferred awards under the Management Incentive Plan, Deferred Compensation, and Excluded Compensation been recognized as "Compensation" under the Borden ERIP over (ii) the participant's Accrued Regular Benefit.

1.4 "Board of Directors" means the Board of Directors of the Corporation.

1.5          "Borden Excess Benefits Plan" means the Borden, Inc. Excess
             Benefits Plan.

1.6          "Borden ERIP" means the Borden, Inc. Employees Retirement Income
             Plan.

1.7 "Borden RSP" means the Borden, Inc. Retirement Savings Plan and effective January 1, 1989 the Borden, Inc. Consolidated Retirement Savings and Employee Stock Ownership Plan.

1.8 "Corporation" means Borden, Inc. and any successor to such corporation by merger, purchase or otherwise.

1.9 "Deferred Compensation" means (i) the amount of an Executive Employee's compensation for a year after 1987 that such Executive Employee has deferred until a later year pursuant to an election under Section 2.2 of this Plan, and/or (ii) the amount of an Executive Employee's Elective Salary Deferral for the 1987 calendar year, and/or (iii) the amount of Excluded Compensation deferred by a Highly Paid Executive under Section 2.2 of this Plan.





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1.10         "Elective Salary Deferral" means the amount of salary deferral elected by an Executive Employee pursuant to a salary reduction agreement for 1987 for amounts which would otherwise have been Tax Deferred Contributions pursuant to Section 3.2 of the Borden RSP but for the $7,000 limit in such Section.

1.11 "Excluded Compensation" means that part of total compensation paid to a Highly Paid Executive earned from the Corporation which (i) if the year is 1989, exceeds $200,000 or (ii) if the year is subsequent to 1989, exceeds the dollar limit for such year under
             Section 401(a)(17) of the Internal Revenue Code of 1986 as from time to time amended.

1.12 "Executive Employee" means an individual employed by the Corporation or a subsidiary thereof in a key executive or managerial position and who is in the group designated by the Chief Executive Officer as the ROSE group.

1.13 "Highly Paid Executive" means an individual employed by the Corporation or a subsidiary thereof in a key executive or managerial position who during the calendar year is not an Executive Employee but earns Excluded Compensation.

1.14 "New Executive" means an individual employed by the Corporation or a subsidiary thereof in a key executive or managerial position designated by the Chief Executive Officer of the Corporation for participation in the benefit described in Section 3.3.

1.15 "Management Incentive Plan" means the Borden, Inc. Management Incentive Plan and any other executive incentive plan that provides for deferred awards, other than the Long-Term Performance Improvement Program.

1.16         "Pension Committee" means the Pension Committee of the Board of
             Directors.

1.17 "Plan" means the Borden, Inc. Executives Supplemental Pension Plan as from time to time in effect.





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                                  SECTION TWO
                                  -----------

                                 Participation
                                 -------------


2.1          Eligibility to Participate
             --------------------------

             Participation in the Plan shall be limited to:

             (a) those participants in the Borden ERIP and their joint annuitants and beneficiaries who as a result of the participant having been granted a deferred award under the Management Incentive Plan or having elected Deferred Compensation receive, or will receive, a lesser amount of retirement income under the Borden ERIP than otherwise would be paid or payable in the absence of such deferrals;

             (b)          those Executive Employees who elect Deferred
                          Compensation;

             (c)          those Highly Paid Executives who elect Deferred
                          Compensation;

             (d) those participants in the Borden ERIP who have Excluded Compensation, and their joint annuitants and beneficiaries; and

             (e)          New Executives.

2.2          Election of Deferred Compensation
             ---------------------------------

             Elections of Deferred Compensation shall be made only by Executive Employees or Highly Paid Executives and shall be on forms furnished by the Pension Committee. A Deferred Compensation election shall apply only to compensation (as defined below) for the particular year specified in the election, and (i) for Executive Employees shall specify the percentage of such compensation to be deferred under the election, which percentage may be any whole percentage that is not greater than twenty-five percent (25%) and (ii) for Highly Paid Executive shall be the "Matchable Portion" as defined in the Borden RSP of Excluded Compensation. For purposes of the preceding sentence, the term "compensation" means the total earned income that would be currently payable to the participant but for his or her Deferred Compensation election hereunder, and shall include Tax Deferred Contributions under the Borden RSP, salary reduction Employer Contributions under the Borden, Inc. Flexible Benefits Plan and incentive bonuses earned under the corporate management incentive compensation programs which are paid in the first year in which such bonuses are payable, but shall exclude incentive bonuses earned under the Long Term Incentive Payment Plan. A Deferred Compensation election with respect to compensation for a





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             particular calendar year (i) must be made before January 1 of such calendar year, (ii) for Executive Employees, must specify (from the available alternatives) the date such Deferred Compensation is to be paid (or commence to be paid) and the number of annual installments (not to exceed 10) in which such Deferred Compensation is to be paid, and (iii) once made, cannot be changed or revoked. Deferred Compensation for Highly Paid Executives is payable only as a lump sum after termination of employment. Subject to such conditions regarding continued employment as may be imposed by the Corporation, Executive Employees, during the month of December 1992, may change any prior election in respect of the date Deferred Compensation is to be paid (or commence to be paid) and the number of annual installments (not to exceed 10) in which such Deferred Compensation is to be paid. Once made, such election shall be irrevocable.

             A separate subaccount shall be maintained under the participant's "Participant Deferred Account" (see Section 3.3(b)) with respect to Deferred Compensation for each calendar year for which the participant makes a Deferred Compensation election.





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                                 SECTION THREE
                                 -------------

             Amount of Supplemental Benefits and Supplemental Contributions
             --------------------------------------------------------------


3.1          Supplemental Benefits
             ---------------------

             The aggregate amount, if any, of retirement income payable under the Borden ERIP to a participant therein, or to his or her joint annuitant or beneficiary, which is not paid under the Borden ERIP as a result of the fact that the amount of deferred awards under the Management Incentive Plan, Deferred Compensation, and Excluded Compensation are not recognized as "Compensation" under the Borden ERIP, shall be termed a "Supplemental Benefit" and shall be paid directly to such participant, or to his or her joint annuitant or beneficiary, as applicable, from the general assets of the Corporation in accordance with Section 3.4.

3.2          Grandfather Benefit
             -------------------

             (a) The amount described below in Section 3.2(b) less the amount payable under the Borden ERIP shall be termed a "Grandfather Benefit". Participants who are Executive Employees designated as members of the Corporation's Core Management Group on July 1, 1992, who have attained age 55, whose combined age and years of service at termination of employment (in years and completed months) with the Corporation equal or exceed 85 and who do not qualify for a benefit under Section A3.7 of the Borden ERIP are eligible for this Grandfather Benefit. Executive Employees who are designated as members of the Corporation's Core Management Group after July 1, 1992 who otherwise would be eligible for this benefit shall only be so when such eligibility is authorized in writing by the Chief Executive Officer of the Corporation. Executive Employees not terminated "for cause" as defined in their Core Arrangement who are otherwise eligible for this benefit but whose combined age and years of service at Termination is less than 85 shall be eligible for this benefit if such combined age and years of service (in years and completed months) at Termination equal or exceed 80. The combination of age and service which equal or exceed 80 shall be determined at the end of the calendar year of the termination as if the employee were actively employed throughout the year in which the termination occurred. The Grandfather Benefit shall be paid directly to such participant, or to his or her joint annuitant or beneficiary, as applicable, from the general assets of the Corporation in accordance with Section 3.4.





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             (b)          The amount is as follows:

                          (i) For service under the Borden ERIP prior to January 1, 1988, one and one-half percent (1.5%) of the portion of the Employee's Average Final Compensation in excess of the estimated age 65 Social Security Benefit in effect on January 1, 1988 multiplied by the years and months of credited Service (as defined in the Borden ERIP) completed as of December 31, 1987; plus

                          (ii) For service under the Borden ERIP after December 31, 1987 through December 31, 1996, one percent (1%) of each year's earnings up to that year's taxable Social Security Wage Base plus one and one-half percent (1.5%) of each year's earning in excess of that year's taxable Social Security Wage Base.

                                  "Average Final Compensation" is the average of the participant's highest five consecutive years of earnings with the Corporation during the participant's last ten (10) calendar years of employment with the Corporation prior to January 1, 1988. For this purpose, any incentive bonuses which are included in Compensation shall be averaged separately from the balances of such Compensation.

3.3          Supplemental Contributions
             --------------------------

             (a)          Supplemental Company Contributions

                          The excess, if any, of (i) the amount of matching Employer contributions which would have been made on behalf of a participant pursuant to Section 4.1 of the Borden RSP had the participant's Deferred Compensation been contributed by the participant to the Borden RSP over (ii) the amount of matching Employer contributions actually made on behalf of the participant to the Borden RSP, together with "deemed earnings" on such excess, shall be termed "Supplemental Company Contributions" and shall be paid to the participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with Section 3.4. For all plan years after 1988, the Supplemental Company Contributions shall be in the form of cash and common shares of the Corporation in the same proportion as matching employer contributions are made to Fund A and D, respectively, under the Borden RSP provided, however, that for plan years after 1991 for officers of the Corporation subject to the reporting and holding requirements of Section 16 of the Securities and Exchange





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                          Commission Act such contributions shall be in
                          the form of cash. "Deemed earnings" for Supplemental Company Contributions for cash and common stock shall be earnings at the rate of investment return during the comparable period of time for Fund A (cash) and Fund D (stock), respectively, under the Borden RSP.
                          A bookkeeping account ("Supplemental Company
                          Contributions Account") shall be maintained for each affected participant to record the amount of such Supplemental Company Contributions.

             (b)          Deferred Compensation

                          The aggregate of the amounts of Deferred Compensation and "deemed earnings" on such amounts (referred to as "Deferred Amounts") shall be paid to the participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with
                          Section 3.3. "Deemed earnings" with respect to Deferred Compensation shall be earnings at the rate of investment return on Fund A under the Borden RSP. A bookkeeping account ("Participant Deferred Account") shall be maintained for each affected participant to record the amount of such Deferred Compensation and deemed earnings thereon.

             (c)          Supplemental Match

                          The excess, if any, of (i) the amount of Matching Employer Contributions which would have been made on behalf of a participant who is a New Executive pursuant to Section 4.1 of the Borden RSP had the participant had more than twelve months of service with the Corporation over (ii) the amount of Matching Employer Contributions actually made on behalf of the participant to the Borden RSP, together with "deemed earnings" on such excess, shall be termed "Supplemental Match" and shall be paid to the participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with Section 3.3. For all plan years after 1988, the Supplemental Match shall be in the form of cash and common shares of the Corporation in the same proportion as matching employer contributions are made to Fund A and D, respectively, under the Borden RSP provided, however, that for plan years after 1991 for officers of the Corporation subject to the reporting and holding requirements of
                          Section 16 of the Securities and Exchange Commission Act such contributions shall be in the form of cash. "Deemed earnings" for Supplemental Match for cash and common stock shall be earnings at the rate of investment return during the comparable period of time for Fund A (cash) and Fund D (stock), respectively, under the Borden RSP. A bookkeeping account ("Supplemental Match





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                          Account") shall be maintained for each affected
                          participant to record the amount of such Supplemental Match.

3.4          General Provisions
             ------------------

             (a) The Corporation shall make no provision for the funding of any Supplemental Benefits, Grandfather Benefits, Supplemental Company Contributions Accounts, Supplemental Match Accounts or Participant Deferred Accounts payable hereunder that (i) would cause the Plan to be a funded plan for purposes of section 404(a)(5) of the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or (ii) would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations section 1.83-3(e); and shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of the preceding sentence, the Corporation, in its sole discretion, may establish a grantor trust described in Treasury Regulations sections 1.677(a)-1(d) to accumulate funds to pay amounts under this Plan, provided that the assets of the trust shall be required to be used to satisfy the claims of the Corporation's general creditors in the event of the Corporation's bankruptcy or insolvency.

             (b) In the event that the Corporation shall decide to establish an advance accrual reserve on its books against the future expense of paying Supplemental Benefits, Grandfather Benefits, Supplemental Company Contributions Accounts, Supplemental Match Accounts or Participant Deferred Accounts, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Corporation, subject to claims of the Corporation's creditors.

             (c) A person entitled to any amount under this Plan shall be a general unsecured creditor of the Corporation with respect to such amount. Furthermore:

                          (i)     Subject to the provisions of subsections (e),
                                  (f), (g) and (h) below, a person entitled to a Supplemental Benefit or Grandfather Benefit shall have a claim upon the Corporation only to the extent of the monthly payments thereof, if any, due up to and including the then current month and shall not have





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                                  a claim against the Corporation for any
                                  subsequent monthly payment unless and until such payment shall become due and payable;

                          (ii)    Subject to the provisions of subsections (e),
                                  (f) and (h) below, a person entitled to
                                  Supplemental Company Contributions shall have a claim upon the Corporation only to the extent of the Supplemental Company Contributions Account, and the amount of such Account shall be paid to the participant or beneficiary in the same manner and at the same time as the distribution of the participant's accounts under the Borden RSP;

                          (iii)   Subject to the provisions of subsections (e),
                                  (f) and (h) below, a person entitled to
                                  Deferred Amounts shall have a claim upon the Corporation only to the extent of the Participant Deferred Account and the amount of such Account shall be paid to the participant or beneficiary in accordance with the terms of the participant's Deferred Compensation election or elections under
                                  Section 2.2; and

                          (iv)    Subject to the provisions of subsections (e),
                                  (f) and (h) below, a person entitled to
                                  Supplemental Match shall have a claim upon the Corporation only to the extent of the Supplemental Match Account, and the amount of such Account shall be paid to the participant or his or her beneficiary, as applicable, in the same manner and at the same time as the distribution of the participant's accounts under the Borden RSP.

             (d) In the event that the Borden ERIP shall be terminated in accordance with Section C6 thereof, Supplemental Benefits and Grandfather Benefits shall continue to be paid directly by the Corporation but only to the same extent and for the same duration as that part of the payee's benefit from the Pension Fund of the Borden ERIP, which is directly related to such Supplemental Benefit or Grandfather Benefit, is continued to be provided by the assets of the Pension Fund of the Borden ERIP; but such continued payment of Supplemental Benefits or Grandfather Benefits shall still be subject to the conditions specified in subsections (a), (b) and (c) above.

                          In the event that the Borden RSP shall be terminated in accordance with Section 13 thereof, Supplemental Company Contributions Accounts shall be paid directly by the Corporation in the same manner as the distribution of the participant's accounts under the Borden RSP.





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             (e)          Notwithstanding any other provision hereof, there
                          shall become immediately due and payable to or with respect to a participant a lump sum equal to the Supplemental Company Contributions Account plus the Supplemental Match Account plus the Participant Deferred Account plus the present actuarial value (determined as hereinafter provided) of the participant's Accrued Supplemental Benefit and Grandfather Benefit if: (i) the Corporation refuses to make any payments due hereunder to any participant, unless refusal to make payment to a particular participant is based on facts and circumstances with respect to such participant which reasonably justifies such refusal, based on the participant engaging in conduct harmful to the interests of the Corporation; (ii) the Corporation makes a general assignment for the benefit of creditors; (iii) any proceedings under the Bankruptcy Act are instituted by the Corporation or, if instituted against the Corporation, is consented to or acquiesced in by it or remains undismissed for 60 days; or (iv) a receiver or trustee in bankruptcy is appointed for the Corporation. In addition, in the event of any such proceeding by or against the Corporation under the Bankruptcy Act, or any such assignment, a participant or his or her joint annuitant or beneficiary shall be entitled to prove a claim for any unpaid portion of the benefit provided hereunder and, if the claim is not discharged in full in any such proceeding, or assignment, it will survive any discharge of the Corporation under any such proceeding or assignment. The present actuarial value of the Accrued Supplemental Benefit and Grandfather Benefit shall be calculated on the basis of the 1976-80 GAM Mortality Table and an interest rate, compounded monthly, equal to the yield of the most recently issued 30-year maturity U.S. Treasury issue as reported as of the business day on which the valuation is performed as published in the Midwest edition of the WALL STREET JOURNAL. If the valuation is not performed on a business day, the immediately preceding business day report shall be used for the purposes of determining the interest rate to be used in the valuation.

             (f) In the event of the application of subsection (e) above, the affected participants (or, in the case of deceased participants, their joint annuitants and beneficiaries) (the "Claimants") shall appoint a single representative to pursue their respective claims against the Corporation. Such representative shall be a person or entity selected by, or agreed upon, by Claimants with unpaid benefits under the Plan equal to more than fifty percent (50%) of the total amount of unpaid benefits under the Plan.





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
             (g) A participant's Supplemental Benefit and Grandfather Benefit shall be paid to the participant in the same form and at the same time as the participant's Accrued Regular Benefit.

             (h) The participant's beneficiary under this Plan with respect to his or her Participant Deferred Account shall be the person or persons designated as beneficiary by the participant by filing with the Pension Committee a written beneficiary designation on a form provided by, or acceptable to, such Pension Committee. In the event the participant does not make an effective designation of a beneficiary with respect to his or her Participant Deferred Account, the participant's beneficiary with respect to his or her Participant Deferred Account shall be the beneficiary of such participant's beneficiary under the Borden RSP.

                          The participant's beneficiary or joint annuitant under this Plan with respect to his or her Supplemental Benefit shall be the person who is entitled to benefit payments under the Borden ERIP on account of the death of the participant.

                          The participant's beneficiary under this Plan with respect to his or her Supplemental Company Contributions Account and Supplemental Match Account shall be the person who is entitled to benefit payments under the Borden RSP on account of the death of the participant.

             (i) Wherever in this Section Three reference is made to "Supplemental Benefits" or "Accrued Supplemental Benefits" such terms shall be deemed to include any special supplemental benefits payable pursuant to Appendix A.

             (j)          If the amount credited to the Participant's
                          Deferred Account is $10,000 or less at the time he or she retires or otherwise terminates employment, then the Participant shall be paid, as soon as practicable after termination of employment, an amount equal to the amount in the Participant's Deferred Account as of his or her termination of employment.

             (k) A participant's benefit in the Plan shall be vested to the same extent that his or her corresponding benefit under the Borden ERIP or Borden RSP is vested. The minimum benefit under the Plan shall equal the value of the vested accrued benefit as of December 31, 1993.





ESPP12.93





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                                   APPENDIX A




Benefits payable after termination of active employment to the following executives under written employment agreements dated as indicated:


             -   Anthony S. D'Amato
                 December 3, 1990 as amended September 24, 1991,
                 June 22, 1993 and September 30, 1993.

             -   Ervin R. Shames, June 24, 1993

             -   Robert Allen, August 24, 1993

             -   George Morris, August 25, 1993

                                   APPENDIX B

                         Special Supplemental Benefits
                             for Named Individuals


With regard to the individuals named below, certain benefits which cannot be provided under the Borden ERIP are hereinafter provided under the Plan.

1.           R.J. Ventres

             Mr. Ventres' prior period of employment with Borden, from October 9, 1957 to October 10, 1974, resulted in a vested annual benefit, payable at age 65 from the Borden ERIP, of $10,617.84. The period of such prior service is to be treated, in the circumstances listed below, under the Plan as if it had been contiguous with Mr. Ventres' rehire date of July 9, 1979. Any benefits which would otherwise be payable under the benefit formulas of the Borden ERIP as in effect at Mr. Ventres' date of termination of employment, with respect to such period of prior service, which are in excess of the aforementioned vested annual benefit shall be payable from the Plan in the same manner and form as Mr. Ventres elects with regard to such aforementioned vested annual benefit.

             The special treatment of the foregoing paragraph shall apply in case of retirement at or after age 65, involuntary early retirement not due to malfeasance, and death during active employment. The special treatment of the foregoing paragraph shall not be applicable in case of voluntary early retirement, voluntary resignation from the Corporation prior to age 65, or termination by the Corporation due to malfeasance. Circumstances not specifically enumerated shall be treated in a manner consistent with those which are enumerated.

2. If any of the employees listed below, who were covered under the Supreme Ice Cream Supplement to the Meadow Gold Pension Plan, retire or otherwise terminate their employment with vested rights under the Meadow Gold Pension Plan prior to April 1, 1988, or under the Employees Retirement Income Plan after March 31, 1988, and elect the 50% survivor form of benefit, a monthly benefit equal to the reduction applied to the otherwise payable monthly benefit under the aforementioned Plans shall be payable from this Plan, in the same manner and under the same conditions as such 50% survivor benefit under such Plans. If any of the employees listed below elects a form of benefit other than the 50% survivor form, no benefits shall be payable under this Plan.

           Employee         Social Security #             Employee                  Social Security #
           --------         -----------------             --------                  -----------------
            Alford, E.J.       ###-##-####                 Peacock, G.              ###-##-####
            Forehand, S.       ###-##-####                 Preston, S.D.            ###-##-####
            Holman, J.R.       ###-##-####                 Russell, S.T.            ###-##-####
            Johnson, H.        ###-##-####                 Sallas, B.J.             ###-##-####
            Lincoln, J.        ###-##-####                 Trotter, L.H.            ###-##-####
            Mathis, V.         ###-##-####                 Walker, V.N.             ###-##-####
            Parrish, H.        ###-##-####





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